SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  April 16, 1996

                     BALCOR REALTY INVESTORS 84-SERIES II,
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant

Maryland                                0-13334
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3223939
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code

              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 5.  OTHER INFORMATION
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La Contenta Apartments

In 1983, the Partnership acquired the La Contenta Apartments, Tempe, Arizona, utilizing approximately $4,700,000 of offering proceeds. The property was acquired subject to first mortgage financing in the amount of $6,703,000. The mortgage was repaid in 1986. The new permanent first mortgage loan was obtained in September 1988 in the amount of $7,360,000. The Partnership received excess refinancing proceeds of approximately $487,000.

On April 16, 1996, the Partnership sold the property for a sale price of $11,300,000 to an unaffiliated party, ADL-Tempe, L.L.C., an Arizona limited liability company. From the proceeds of the sale, the Partnership paid the outstanding balance of the first mortgage loan of $6,970,559, a brokerage commission of $226,000 to an unaffiliated party, $10,400 in other costs and received the remaining $4,093,041 in proceeds. Of the proceeds, $250,000 will be retained and not available to the Partnership until 90 days after the closing. In lieu of a commission, the General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (99) Agreement of Sale and attachment thereto relating to the sale of the La Contenta apartment complex.

No information is required under Items 1, 2, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR REALTY INVESTORS 84 - SERIES II,
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By:  Balcor Partners-84 II, Inc., a Delaware
                                corporation, its general
                                 partner

                         By:   /s/Jerry M. Ogle
                              ------------------------------------
                                 Jerry M. Ogle, Vice President
                                 and Secretary

Dated:  April 22, 1996
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